SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

		Filed by the Registrant	[X]
		Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Newbury Street Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Newbury Street Trust

Telephone Voting Script for DF King

Meeting Date 10/31/01

Introduction

Hello, Mr./Mrs.________. My name is ___________. I am calling on behalf of Fidelity Investments Institutional Services Co. of 82 Devonshire Street, Boston, MA to follow up on a recent proxy mailing they sent you regarding their focus funds. I'm calling to see if you received the information, if you have any questions, and to ask you to vote, if you haven't already done so.

Have you received the proxy material? Fidelity sent the information in late May.

If the shareholder hasn't received the information:

(Sir or Madam), could I please confirm your address for the purposes of sending you the proxy materials? (If the address is incorrect, please write down the correct address and forward it to Fidelity with a request to have another kit sent to the client.) I will have a new kit sent immediately. Once you receive it, please review it and vote your shares right away. If you have any questions about the materials, feel free to call Fidelity at (800) 522-7297. When you fill out the card, please make sure you sign, date and mail it in the envelope provided before the shareholder meeting date.

Thank you very much for your time.

If the shareholder has received the information:

Do you have any questions about the specific proposals?

If there are no questions:

If you don't have any questions, we'd really appreciate you voting your shares. If we don't get a quorum, we will have to go through the expense and inconvenience to you and other shareholders of additional solicitation time. You can mail in the proxy card, or if it's more convenient, you can vote with me here while we're on the telephone.

If there are questions about the specific proposals:

Try to answer the questions by using the external Q&A. If the questions go beyond that, conference in a Fidelity representative at (800) 522-7297. After having answered the questions...Now that we've answered your questions, I ask that you vote your shares either by mail, or if it's more convenient, with me while we're here on the telephone.

Thank you very much for your time.

If the shareholder asks for a summary of the proposals:

The proposals cover a variety of topics. They include, but aren't limited to electing trustees to the board, amending the management contract, amending the sub-advisory agreements, and modifying fundamental investment limitations.

If the shareholder is hostile:

Thank him/her for the time and terminate the call.

If the shareholder wants to vote by telephone:

Verify the shareholder's name, address and last 4 digits of the social security number. If the client is uncomfortable verifying any part of the social security number, let him/her know that you understand, but the information is required to verify the identity of the voting party. If he/she prefers not to divulge this information, suggest that he/she mail the proxy card back to us instead.

Script for Leaving a Message on an Answering Machine

Hello, Mr./Mrs. (Shareholder). My name is _____________. I am calling on behalf of Fidelity Investments Institutional Services Co. to follow up on a recent proxy mailing they sent you regarding their focus funds.

As an owner of one of the funds, you should have received proxy material in the mail. At your earliest convenience, please vote, sign, date and mail the proxy card back to us in the return envelope provided to you. If you would like to vote by telephone, please call (888) 221-0697. If you have any questions about the proposals or did not receive the proxy material, please call Fidelity at (800) 522-7297. Thank you for your time.

Fidelity Investments Institutional Services Co.

82 Devonshire St.

Boston, MA 02109-3614